Exhibit 99.1

News Release

MEDIA CONTACTS:	Telkonet Investor Relations
414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces Fiscal Year 2011 Financial Results

Company also announces appointment of Tim S. Ledwick to Board of Directors and as

Chairman of Audit Committee

April 25, 2012: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI.OB), developer of the revolutionary EcoSmart energy management platform incorporating patented Recovery Time™ technology, announced today their fiscal year 2011 financial results. On Monday, April 30th at 4:30 PM ET, Telkonet management will hold a teleconference and webcast to discuss these results with the financial community.

Year End Financial Results

•	Revenue of $11.2 million, an increase of 2% compared to $11 million for the year ended December 31, 2010.

•	Gross margins of 56% for the year ended December 31, 2011, an increase of 3%, compared to 53% for the year ended December 31, 2010.

•	Operating expenses for the year ended December 31, 2011 were $8.8 million, an increase of 22% compared to the year ended December 31, 2010. Excluding the non-cash, goodwill impairment charge of $3.1 million, operating expenses would have decreased by 21% compared to the year ended December 31, 2010.

•	Loss from operations for the year ended December 31, 2011 was $2.6 million, compared to $1.4 million for the year ended December 31, 2010. Excluding the non-cash, goodwill impairment charge of $3.1 million, operating income would have been $.5 million, an improvement of $1.9 million compared to the year ended December 31, 2010

•	Net loss for the year ended December 31, 2011 was $1. 9 million, compared to $2.2 million for the year ended December 31, 2010. Excluding the non-cash, goodwill impairment charge of $3.1 million, net income would have been $1.2 million, an improvement of $3.4 million compared to the year ended December 31, 2010.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

News Release

•	Positive adjusted EBITDA of $.9 million for the year ended December 31, 2011, an improvement of $1.7 million compared to a negative adjusted EBITDA of ($0.8 million) for the year ended December 31, 2010.

•	Excluding the non-cash, goodwill impairment charge of $3.1 million, the Company would have reported four consecutive quarters of operational income during 2011.

•	Reported $1 million in cash and cash equivalents at December 31, 2011 compared to $0.1 million at December 31, 2010.

Teleconference and Webcast

The Company will host a teleconference and webcast on Monday, April 30th at 4:30 PM ET to discuss these results with the financial community.

Time: 4:30 PM ET (3:30 PM CT, 1:30 PM PT)

Investor Dial-in (Toll Free): 877-407-0782

Investor Dial-in (International): 201-689-8567

Live Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=168342

A replay of the teleconference will be available until May 14th, 2012, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter account #286 and conference ID # 393306 to access the replay.

Tim S. Ledwick Appointed to Telkonet Board of Directors

Telkonet would also like to announce today that Mr. Tim S. Ledwick has been appointed to its board of directors and will chair the Company’s Audit Committee replacing Bill Davis who will remain on as a member of the Committee as well as Chairman of the board of directors.

Mr. Ledwick is currently the Chief Financial Officer of Management Health Solutions, a private equity-backed company that provides software solutions and services to hospitals focused on reducing costs through superior inventory management practices. From 2007 to 2011, Mr. Ledwick provided CFO consulting services to a $150 million services firm and, in addition, from 2007-2008 also acted as special advisor to The Dellacorte Group, a middle market financial advisory firm focused on transactions between $100 million and $1 billion. From 2002 through 2006, Tim was a member of the Board of Directors and Executive Vice President-CFO of Dictaphone Corporation playing a lead role in developing a business plan which revitalized the company, resulting in the successful sale of the firm and delivering a seven times return to shareholders. From 2001-2002, Ledwick was brought on as CFO to lead the restructuring efforts of Lernout & Hauspie Speech Products, a Belgium-based NASDAQ listed speech technology company, whose market cap had at one point reached a high of $9 billion. From 1999 through 2001, he was CFO of Cross Media Marketing Corp, an $80 million public company headquartered in New York City, playing a lead role in the firm’s acquisition activity, tax analysis and capital raising. Tim is a member of the Connecticut Society of Certified Public Accountants and received his BBA in Accounting from The George Washington University and his MS in Finance from Fairfield University.

“Tim Ledwick is a proven financial expert with extensive public company experience and exceptional leadership, interpersonal and technical skills. We welcome him as an immediate asset and contributor to our firm and Board of Directors and I personally look forward to working with him,” stated Telkonet CEO Jason Tienor.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

News Release

“I'm excited to be joining a leader in the promising clean energy management technology industry," said Mr. Ledwick. "I look forward to the opportunity to work with a talented management team that I believe has positioned Telkonet well in its core markets."

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NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act attached to this news release, Telkonet will post to the Company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2011 and 2010, the Company excluded items in the following general categories, each of which are described below:

•	Gain (loss) on derivative liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities that arose from the sale of the Convertible Debentures in May and July 2008. These Debentures had embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.
•	Stock-based compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

News Release

•	Gain (loss) on disposal of property and equipment: In the first quarter of 2011, the Company recorded the disposal of a company vehicle. The Company considered this a one-time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.
•	Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets. The Company considered this a one-time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.
•	Impairment of goodwill: In the fourth quarter of 2011, the Company recorded a non-recurring, non-cash charge of $3.1 million based upon management’s assessment of the carrying value of the Company’s intangible assets at December 31, 2011. The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.
•	Impairment of investments in marketable securities: In the fourth quarter of 2010, the Company recorded a non-recurring expense of $8,000. The Company considered its investment in Amperion, Inc. to be impaired and believed that the fair market value had permanently declined. The Company considered this an investment transaction, and is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

ABOUT TELKONET

Telkonet is a leading energy management technology provider offering hardware, software and services to Commercial customers worldwide. The EcoCentral Platform, in conjunction with the EcoSmart Suite of products, provides comprehensive savings, management and reporting of a building’s energy consumption. Telkonet’s energy management products are installed in properties within the Hospitality, Military, Educational, Healthcare and Residential markets reducing energy consumption, carbon footprints and eliminating the need for new energy generation. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter and Facebook.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

News Release

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 4.2 million users monthly across a network of greater than 2,300 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10K for the year ended December 31st, 2011 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

All company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
		(As Restated)
Net loss	$(1,902,239)	$(2,179,017)
Interest expense, net	263,702	642,267
Depreciation and amortization	268,575	353,382

EBITDA attributed to Telkonet segment	(1,369,962)	(1,183,368)

Adjustments:
(Gain) loss on disposal of property and equipment	(2,165)	103,763
(Gain) loss on derivative liability	(172,476)	20,475
(Gain) loss on sale of product line	(829,296)	—
Impairment of goodwill	3,100,000	—
Impairment of investment in marketable securities	—	8,000
Stock based compensation	168,887	291,052

Adjusted EBITDA	$894,988	$(760,078)

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

News Release

TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Revenues, net:		(As Restated)
Product	$6,654,282	$6,632,108
Recurring	4,526,680	4,328,080
Total Revenues	11,180,962	10,960,188

Cost of Sales:
Product	3,820,753	3,902,183
Recurring	1,146,252	1,258,610
Total Cost of Sales	4,967,005	5,160,793

Gross Profit	6,213,957	5,799,395

Operating Expenses:
Research and development	775,329	1,130,383
Selling, general and administrative	4,652,527	5,720,141
Impairment of goodwill	3,100,000	—
Depreciation and amortization	268,575	353,382
Total Operating Expenses	8,796,431	7,203,906

Loss from Operations	(2,582,474)	(1,404,511)

Other Income (Expenses):
Interest expense, net	(263,702)	(642,267)
Gain (loss) on derivative liability	172,476	(20,476)
Gain on sale of product line	829,296	—
Impairment of investment in marketable securities	—	(8,000)
Gain (loss) on disposal of property and equipment	2,165	(103,763)
Total Other Income (Expenses)	740,235	(774,506)

Loss Before Provision for Income Taxes	(1,842,239)	(2,179,017)

Provision for Income Taxes	60,000	—

Net Loss	(1,902,239)	(2,179,017)

Accretion of preferred dividends and discount	(699,895)	(264,721)

Net loss attributable to common stockholders	$(2,602,134)	$(2,443,738)

Net loss per common share:
Net loss per common share – basic	$(0.02)	$(0.02)
Net loss per common share – diluted	$(0.02)	$(0.02)
Weighted Average Common Shares Outstanding – basic	102,570,300	98,233,829
Weighted Average Common Shares Outstanding – diluted	103,790,946	98,233,829

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com